UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 24, 2020

MICROVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6244 185th Avenue NE, Suite 100 Redmond, Washington 98052
(Address of Principal Executive Offices) (Zip Code)

(425) 936-6847
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MVIS	The Nasdaq Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.

The information in Item 2.02 and Item 9.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 2.02 and Item 9.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On February 25, 2020, MicroVision, Inc. issued a press release announcing its preliminary Fourth Quarter results.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2020, Perry M. Mulligan notified MicroVision, Inc. (the “Company”) that he resigned as Chief Executive Officer of the Company for health reasons but will remain on the board of directors.  Sumit Sharma has been appointed as Chief Executive Officer and a member of the board of directors.

Item 8.01. Other Events.

MicroVision announced selected financial information about its fourth quarter of 2019.  Total revenue in the fourth quarter was approximately $4.6 million, consisting of $4.1 million of product shipments, $0.4 million of contract revenue and $0.1 million of royalty revenue.  Gross profit in the quarter was approximately $1.2 million.

Fourth quarter 2019 operating expenses were approximately $4.5 million, and the net loss in the quarter was approximately $3.3 million.  Fourth quarter cash used in operations was approximately $4.3 million, and the company had $5.8 million in cash and cash equivalents at December 31, 2019.

MicroVision had been in negotiations to sell its interactive display module to a top-tier North American original equipment manufacturer (“OEM”).  The Company announced today that it was recently informed by the OEM that products using the interactive display module will not be launched in 2020 as the company expected.  The OEM may consider interactive display for future products, but the companies are not moving forward at this time with the products and timelines they had been negotiating. MicroVision is now evaluating options for moving forward in all of our target markets including interactive display, consumer lidar and automotive lidar.  We are exploring licensing of technology and designs and other strategic alternatives for moving forward without orders from the OEM for 2020 delivery.  In addition, the Company is reducing headcount to lower operating expenses while it explores its options.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 MicroVision, Inc. Press Release Announces Preliminary Fourth Quarter 2019 Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

Date: February 25, 2020	By:	/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel & Secretary